Exhibit 4.23

USA Plant Exercise Notice

November 6, 2013
To:
Breton S.p.A
31030 Castello di Godego (Treviso)
Italy

To the attention of Mr. Giancarlo Crestani

By fax no. +39 0423 769600 and email  - crestani.giancarlo@breton.it

RE: USA Plant Exercise Notice under Contract n° IS-110/12 dated October 18th , 2012 as amended (the "Contract")

1.
We hereby give you a notice of exercise of our right under section 2.2 to the Contract to purchase the USA Plant. All terms and conditions set in the Contract shall apply to the purchase and supply of the USA Plant, subject only to the following terms, which have been agreed between us prior to the date hereof:

2.	The Scope of the supply for the “USA Plant” has been updated by replacing the machine list as per Exhibit I of the Contract by the machine list attached to this notice as exhibit A.

3.	Section 17.1(ii) to the Contract has been amended by setting a Contract Price of Euro [***] ([***]) (the "USA Plant Contract Price") (instead of Euro [***] as was stipulated in the Contract).

4.
Section 7.1 of the Contract has been amended so that the USA Plant shall be delivered to Buyer according to DAP (incoterm 2010) to Buyer's USA Site instead of FCA Breton (Incoterms 2010). Buyer shall reimburse Seller for its out-of-pocket documented expenses for the delivery of the USA Plant under the DAP (incoterm 2010) delivery terms. Seller undertakes to ship the USA Plant using a forwarder that will include a direct shipping and shortest time table shipping services.

5.	Option regarding the [***] -

A) The Buyer shall have the right to cancel the purchase of the [***] (as defined below), within the [***] Option Period (as defined below), if the Buyer, at its sole discretion, is not satisfied with the operation or the performance of the [***] which were purchased by the Buyer under the Contract for the Bar Lev Plant and it is not satisfied, at its sole discretion, with the modification that Seller may offer to do on the [***] after the same [***] in Barlev Plant (the "Bar-Lev [***]") have been started up under the Contract. Without derogating from Buyer's right to decide at its sole discretion to cancel the [***]' purchase, Buyer shall generally inform Breton of the reason for which he is not satisfied with the [***].

In case of the [***]' purchase cancellation, Buyer shall have a right to either: (i) purchase standard Breton [***] (model [***]+[***]+[***]) instead of the [***] and the price difference between the two type of [***] shall be reduced from the USA Plant Contract Price by the below Delta [***] Price. No other kind of compensation shall be granted by Breton to the Buyer for the change of type of [***] for the USA PLANT; or (ii) not to purchase any [***] from Breton for the USA Plant, in such case the [***] Price (as define below) shall be reduced from the USA Plant Contract Price.

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

USA Plant Exercise Notice

Buyer's option to cancel the [***] shall not postpone the time schedules set forth in Section 4.4(2) of Exhibit I of the Contract.

The "[***] Option Period" - shall mean a period commencing on the date first written above and ending on December 12, 2013.

The "[***]" – shall mean the [***] itemised under the below Position B3) and B4) in the enclosed list.

The "Delta [***]Price" – shall mean [***] ([***]) Euros.

The "[***] Price" - shall mean a price which will be determined and agreed upon by both parties in good faith. Supplier's suggestion dated November 5, 2013 for the [***] Price of [***] euros is not acceptable to Buyer. Supplier shall provide Buyer with the breakdown of the USA Plant Contract Price as should have been done under Section 17.1 of the Contract within 10 days following the date hereof. Following receipt of such breakdown the parties shall discuss and resolve the [***] Price.

B) Buyer's decision to not exercise its right to cancel the purchase of the [***], shall not derogate from the Supplier's full responsibility for the [***], their operation and performance parameters, and for the correction and replacement of the [***] if needed, as set forth in the Contract, and shall not constitute any admission or waiver with respect to the Bar-Lev [***].

6.
Section 6.1(b) of the Contract has been amended to set the dates for the supply of the layouts specified in Sections 6.1(b).2 and 3 (foundation layout), to October 11, 2013, without the drawing of the channels and to October 30, 2013 - including information about the channels.  Said layouts, which have not been provided by the date of this notice, shall be delivered by Seller to Buyer within [***] ([***]) working days as of the date of this notice.

7.	Any capitalized term not defined herein shall have the same meaning ascribed to it in the Contract. Except as set forth herein, no other changes are made to the Contract.

For the sake of good order and without derogating from the binding effect of this notice, please sign below.

Sincerely, _______________________ CAESARSTONE SDOT–YAM LTD.

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

USA Plant Exercise Notice

We, Breton S.p.A, represented by Mr. Giancarlo Crestani hereby agree and confirm the terms and conditions above:

___________________________
Giancarlo Crestani (Director)
BRETON S.P.A.

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

USA Plant Exercise Notice

Exhibit A

USA-PLANT MACHINE LIST

[***]

 [***]

Pos.	A. 1)	n. [***] [***]

Pos.	A. 2)	n. [***] [***]

Pos.	A. 3)	n. [***] [***]

Pos.	A. 4)	n. [***] [***]

Pos.	A. 5)	n. [***] [***]

Pos.	A. 6)	n. [***] [***]

Pos.	A. 7)	n. [***] [***]

Pos.	A. 8)	n. [***] [***]

Pos.	A. 9)	n. [***] [***]

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

USA Plant Exercise Notice

[***]

Pos.	B. 1)	n. [***] [***]

Pos.	B. 2)	n. [***] [***]

Pos.	B. 3)	n. [***] [***]

Pos.	B. 4)	n. [***] [***]

Pos.	B. 5)	n. [***] [***]

Pos.	B. 6)	n. [***] [***]

Pos.	B. 7)	n. [***] [***]

Pos.	B. 7/1)	n. [***] [***]

Pos.	B. 8)	n. [***] [***]

Pos.	B. 8/1)	n. [***] [***]

Pos.	B. 8/2)	n. [***] [***]

Pos.	B. 9)	n. [***] [***]

Pos.	B. 10)	n [***] [***]

Pos.	B.10/1)	n. [***] [***]

Pos.	B. 11)	n. [***] [***]

Pos.	B. 12)	n. [***] [***]

Pos.	B.12/1)	n. [***] [***]

Pos.	B. 13)	n. [***] [***]

Pos.	B. 14)	n. [***] [***]

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

USA Plant Exercise Notice

[***]

Pos.	C. 1)	n. [***] [***]

Pos.	C. 2)	n. [***] [***]

Pos.	C. 2/1)	n. [***] [***]

Pos.	C. 3)	n. [***] [***]

Pos.	C. 4)	n. [***] [***]

Pos.	C. 5)	n. [***] [***]

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

USA Plant Exercise Notice

[***]

Pos.	D. 1)	n. [***] [***]

Pos.	D. 2)	n. [***] [***]

Pos.	D. 3)	n. [***] [***]

Pos.	D. 3/1)	n. [***] [***]

Pos.	D. 4)	n. [***] [***]

Pos.	D. 5)	n. [***] [***]

Pos.	D. 6)	n. [***] [***]

Pos.	D. 7)	n. [***] [***]

Pos.	D. 8)	n. [***] [***]

Pos.	D. 9)	n. [***] [***]

Pos.	D. 10)	n. [***] [***]

Pos.	D. 11)	n. [***] [***]

Pos.	D. 12)	n. [***] [***]

Pos.	D. 13)	n. [***] [***]

Pos.	D. 14)	n. [***] [***]

Pos.	D. 15)	n. [***] [***]

Pos.	D. 16)	n. [***] [***]

Pos.	D. 17)	n. [***] [***]

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

USA Plant Exercise Notice

Master Control Unit

Control of the plant by means of a centralised supervising system, which carries out the following main functions:

-	[***]
-	[***]
-	[***]
-	[***]
-	[***]
-	[***]
-	[***]

The master control unit is mainly composed of:

n. [***] [***]

n. [***][***]

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

USA Plant Exercise Notice

USA PLANT

[***]

Pos.	E. 1)	n. [***] [***]

Pos.	E. 2)	n. [***] [***]

Pos.	E. 3)	n. [***] [***]

Pos.	E. 4)	n. [***] [***]

Pos.	E. 4/1)	n. [***] [***]

Pos.	E. 5)	n. [***] [***]

Pos.	E. 6)	n. [***] [***]

Pos.	E. 7)	n. [***] [***]

Pos.	E. 8)	n. [***] [***]

Pos.	E. 8/1)	n. [***] [***]

Pos.	E. 9)	n. [***] [***]

Pos.	E. 10)	n. [***] [***]

Pos.	E. 11)	n. [***] [***]

Pos.	E. 12)	n. [***] [***]

Pos.	E. 13)	n. [***] [***]

Pos.	E. 14)	n. [***] [***]

Pos.	E.14/1)	n. [***] [***]

Pos.	E. 15)	n. [***] [***]

Pos.	E. 16)	n. [***] [***]

Pos.	E. 17)	n. [***] [***]

Pos.	E. 18)	n. [***] [***]

Pos.	E. 19)	n. [***] [***]

Pos.	E. 20)	n. [***] [***]

Pos.	E. 21)	n. [***] [***]

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

USA Plant Exercise Notice

Pos.	E. 22)	n. [***] [***]

Pos.	E. 23)	n. [***] [***]

Pos.	E. 24)	n. [***] [***]

Pos.	E. 25)	n. [***] [***]

Pos.	E. 26)	n. [***] [***]

Pos.	E.26/1)	n. [***] [***]

Pos.	E. 27)	n. [***] [***]

Pos.	E. 28)	n. [***] [***]

Pos.	E. 29)	n. [***] [***]

Pos.	E. 30)	n. [***] [***]

Pos.	E. 31)	n. [***] [***]

Pos.	E.31/1)	n. [***] [***]

Pos.	E. 32)	n. [***] [***]

Pos.	E. 33)	n. [***] [***]

Pos.	E. 34)	n. [***] [***]

Pos.	E. 35)	n. [***] [***]

Pos.	E. 36)	n. [***] [***]

Pos.	E. 37)	n. [***] [***]

Pos.	E. 38)	n. [***] [***]

Pos.	E. 39)	n. [***] [***]

Pos.	E. 40)	n. [***] [***]

*** Confidential treatment has been requested for redacted portions of this exhibit.  This copy omits the information subject to the confidentiality request.  Omissions are designated as [***].  A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.